Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alliance Laundry Systems LLC, Alliance Laundry Corporation and Alliance Laundry Holdings LLC (the “Companies”) on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce P. Rounds, Vice President, and Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Companies.

/s/ BRUCE P. ROUNDS
Vice President and Chief Financial Officer

August 10, 2005